September 30, 2007

Lazare Kaplan International Inc.

19 West 44th Street

New York, New York 10036

Ladies and Gentlemen::

We are pleased to advise that Bank Leumi USA (“Bank”) holds available to Lazare Kaplan International Inc. (“Borrower”) a credit facility up to a maximum aggregate principal amount of $2,200,000.00 (the “Facility”) valid and available at our discretion and subject to the terms and conditions set forth below.

We note the Facility described herein is not a committed facility, no commitment fee will be charged, any advances under the Facility are made in the sole and absolute discretion of the Bank and the Bank may terminate the Facility at any time.

A. Terms and Conditions of Credit Facility:

(1) Borrower:	Lazare Kaplan International Inc.
(2) Amount:	$2,200,000.00 revolving facility. Funds may be borrowed, repaid and reborrowed.

The Facility is provided in conjunction with a committed line of credit facility made available to Borrower by the Bank in the maximum aggregate principal amount of $7,800,000.00, the terms of which are set forth in a Line of Credit Agreement dated the date hereof between Borrower and the Bank (the “Line of Credit Agreement”).

(3) Maturity:

The Facility is payable on demand, but if no demand is made then the Facility shall be payable on December 1, 2007. Any requirements stated in this letter which must be complied with after the “Maturity” are premised upon the Bank agreeing to extend the Facility on the terms stated herein.

(4) Rates:

Short term revolving borrowing at either (a) the higher of (i) the Bank’s Reference Rate (“RR”) and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate (“Fed Funds Rate”), or (b) at one to six month LIBOR (as elected by Borrower) + 1.60% per annum. The RR does not necessarily represent the lowest rate of interest charged by the Bank to customers. For any day, the Fed Funds Rate is the rate per annum equal to the Daily Effective Federal Funds Rate published for such day by the Federal Reserve. Loans made by the Bank under the Facility (“Loans”) shall be subject to the terms and conditions of a promissory note executed in connection with the Facility (the “Note”).

(5) Guarantors:	Lazare Kaplan Europe Inc., Lazare Kaplan Japan Inc. and Lazare Kaplan Africa Inc. (collectively, “Guarantors”).

Should any guarantee extended in support of credit extensions made hereunder (the “Guarantees”) be cancelled, revoked or otherwise diminished in value in the opinion of the Bank, all liabilities of Borrower under the Facility to the Bank shall, without notice, be immediately due and payable and no further advances will be made hereunder.

B. Other Conditions:

1.

All of the Affirmative Covenants set forth in Section 8.1 of the Line of Credit Agreement are incorporated herein by reference and shall be deemed applicable to the Facility, except that for the purposes of the Facility references contained therein to (i) “Loans” shall mean Loans made by the Bank under the Facility; (ii) “Default and Event of Default” shall mean a default or event of default under this letter or any of the Documents; (iii) “Materially Adverse Effect” shall mean any materially adverse effect on the financial condition or business operations of Borrower or material impairment of the ability of Borrower to perform its obligations under the Facility; (iv) “Loan Documents” shall mean this letter, the Note and the Guarantees, in each case as from time to time amended or supplemented; (v) “Guarantors” shall have the meaning ascribed herein; (vi) “Guaranty Agreement” shall mean the Guarantees; and (vii) “Obligations” shall refer to all indebtedness, obligations and liabilities of Borrower to pay principal or interest of the Loans made under the Facility, any fees and charges payable hereunder, and all other payment obligations of Borrower or any of its subsidiaries arising under or directly in relation to any of the Documents, in each case whether now existing or hereinafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

2.	All of the Negative Covenants set forth in Section 8.2 of the Line of Credit Agreement are incorporated herein by reference and shall be deemed applicable to the Facility.

3.	All of the Financial Covenants set forth in Section 8.3 of the Line of Credit Agreement are incorporated herein by reference and shall be deemed applicable to the Facility.

C. Events of Default:

Upon the occurrence of any of the following events:

(a) default by Borrower in making any payment of principal, interest, or any other sum payable under the Note when due; or

(b) default by Borrower in the performance of its obligations as set forth in Sections 8.1(e) and 8.2 (other than 8.2(c) and (h)) of the Line of Credit Agreement; or

(c) default by Borrower in the performance of its obligations as set forth in Sections 8.1 (other than Sections 8.1(e), 8.2(c) and (h)) and 8.3 of the Line of Credit Agreement, after the expiration of any grace period and the failure to cure any such default, in each case, as set forth in the Line of Credit Agreement; or

(d) default by Borrower in the performance of any other obligation, term or condition of the Facility or in any other agreement, document or instrument executed and delivered pursuant to or in connection with the Facility between Borrower and the Bank within thirty (30) days after the Bank has given notice of such failure to Borrower, provided, however, that if such failure is cured within such period there shall be no Event of Default under this clause (d); or

(e) the occurrence of an Event of Default under the Line of Credit Agreement, as defined therein;

then, in any such event, any or all of the following actions may be taken: The Bank may in its sole discretion and without presentment, demand, protest or notice to Borrower or any Guarantor, all of which are hereby waived, (i) declare all Loans and all indebtedness, obligations and liabilities owing in connection therewith due and payable and the same shall forthwith become due and payable without presentment, demand, protest or notice, (ii) curtail or eliminate the Facility and/or any or all of the Loans, and (iii) take whatever other action it shall deem appropriate as permitted by applicable law or by any agreement, document or instrument executed and delivered pursuant to or in connection with the Facility.

D. Loan Documents:

Borrower and Guarantors will be required to execute or cause to be executed and deliver or cause to be delivered to the Bank such instruments, documents, certificates, opinions and assurances (“Documents”) as the Bank might request in connection with the Facility on the basis outlined above, and in connection with Borrower’s authority and capacity to accept the Facility and execute the Documents; and Borrower will be required to take such other actions in connection with the Facility as the Bank might reasonably request. With respect to any financing Borrower may have with another financial institution or entity, Borrower agrees to advise the Bank of the specifics relating to any loan documentation delivered to such financial institution after the date of this letter in support of credit accommodations existing at such institution at or prior to the date of this letter.

All instruments and documents required hereby or relating to Borrower’s and Guarantors’ capacity and authority to borrow and/or guarantee the Facility and to execute the documents relating thereto and such other documents, instruments, certificates, opinions and assurances as we may reasonably request, and all procedures in connection herewith shall be subject to our approval and the approval of our counsel as to form and substance.

The Documents supplement and otherwise expand upon what is set forth herein. Only to the extent that a provision of the Documents is in direct conflict with the terms and conditions of this letter will the Documents prevail. The terms and conditions of this letter will survive the execution of the Documents.

E. Assignment:

This letter is not assignable by operation of law or otherwise without our written consent.

The provisions of this letter and the Documents are severable and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of any of the Documents in any jurisdiction. This letter shall be governed by and construed in accordance with the laws of the State of New York.

F. Scope of Facility:

The foregoing is intended to provide a substantive outline of the Facility rather than a complete statement of all terms, conditions and documents which would be required in connection with the Loans described above. The continuing availability of the Facility is at all times subject to the Bank’s continuing satisfaction, as determined by the Bank in its sole and absolute discretion, with the business, affairs and financial condition of Borrower, Guarantors, and to Borrower’s and Guarantors’ compliance with the terms and conditions of the Documents and with the terms of this letter.

Any amendment or modification to this letter must be in writing and signed by Borrower and the Bank. All discussions relating to the terms and conditions of this Facility are deemed to have been incorporated into the terms of this letter.

Very truly yours, BANK LEUMI USA
By:

Benjamin Nevah Executive Vice President

-and –
By:

David Selove Vice President

AGREED TO AND ACCEPTED BY: BORROWER: LAZARE KAPLAN INTERNATIONAL INC.
By:

William H. Moryto Vice President and Chief Financial Officer

GUARANTORS: LAZARE KAPLAN EUROPE INC.
By:

William H. Moryto Secretary

LAZARE KAPLAN JAPAN INC.
By:

William H. Moryto Secretary

LAZARE KAPLAN AFRICA INC.
By:

William H. Moryto Secretary

STATE OF NEW YORK	}
} ss.:
COUNTY OF NEW YORK	}

On the ____ day of October, 2007, before me, the undersigned, personally appeared WILLIAM H. MORYTO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}
} ss.:
COUNTY OF NEW YORK	}

On the ____ day of October, 2007, before me, the undersigned, personally appeared BENJAMIN NAVEH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}
} ss.:
COUNTY OF NEW YORK	}

On the ____ day of October, 2007, before me, the undersigned, personally appeared DAVID SELOVE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public